Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2018

Q3 2018 Financial Highlights

•	Revenue: $779.7 million

•	GAAP earnings per share: $0.52

•	Non-GAAP earnings per share: $0.95

MOUNTAIN VIEW, Calif. – Aug. 22, 2018 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its third quarter of fiscal year 2018. Revenue was $779.7 million, compared to $695.4 million for the third quarter of fiscal year 2017, an increase of 12.1 percent.

“Synopsys delivered another outstanding quarter and is raising revenue and non-GAAP earnings per share guidance for the year. The age of digital intelligence is driving significant investments by traditional and new semiconductor and systems companies, as well as software developers across many industries. Our strategic investments over the past several years are paying off. Strong products and customer relationships in EDA and IP, as well as our rapid growth in software security and quality, are leading to double-digit revenue and non-GAAP earnings growth in 2018,” said Aart de Geus, chairman and co-CEO of Synopsys. “This backdrop provides a solid foundation for continued growth and increased operating leverage in the business.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2018 was $79.4 million, or $0.52 per share, compared to $116.8 million, or $0.75 per share, for the third quarter of fiscal 2017. These results reflect a $26 million charge related to the settlement of Mentor Graphics patent litigation.

Non-GAAP Results

For the third quarter of fiscal 2018, on a non-GAAP basis, net income was $145.6 million, or $0.95 per share, compared to non-GAAP net income of $141.6 million, or $0.92 per share, for the third quarter of fiscal 2017.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the fourth quarter and full fiscal year 2018, which do not include any impact of future acquisition-related activities or costs. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal Year 2018 Targets:

•	Revenue: $774 million - $804 million

•	GAAP expenses: $722 million - $738 million

•	Non-GAAP expenses: $655 million - $665 million

•	Other income and expense: ($3) million – ($1) million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 13 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $0.39 - $0.47

•	Non-GAAP earnings per share: $0.76 - $0.80

Full Fiscal Year 2018 Targets:

•	Revenue: $3.10 billion - $3.13 billion

•	Other income and expense: ($5) million – ($3) million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 13 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $1.55 - $1.63

•	Non-GAAP earnings per share: $3.89 - $3.93

•	Cash flow from operations: $460 million - $500 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, (vi) the impact of a one-time transition tax resulting from U.S. tax reform (referred to as the “income tax related to transition tax”), (vii) the impact of a reduction in value of deferred tax assets caused by a reduction of the U.S. corporate tax rate (referred to as the “income tax related to tax rate change”), and (viii) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. In fiscal 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures that is based on our projected annual tax rate through fiscal 2018 and included tax rates then in effect. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also considered other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. On an annual basis we re-evaluate this rate for significant events that may materially affect our projections and, as a result of U.S. tax reform in December 2017, which lowered the U.S. statutory rate from 35% to 21%, we adjusted our normalized annual non-GAAP tax rate from 19% to 13% for fiscal 2018. We will re-evaluate this rate again for fiscal 2019, but we expect that our normalized annual non-GAAP tax rate will exceed 13%, but be below 19%, for fiscal 2019.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as in Item 2.02 of the Current Report on Form 8-K filed on August 22, 2018 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Third Quarter Fiscal Year 2018 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2018 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2018	2017	2018	2017
GAAP net income	$79,409	$116,751	$178,190	$256,645
Adjustments:
Amortization of intangible assets	30,805	26,520	90,538	83,526
Stock compensation	37,252	28,301	102,540	79,697
Acquisition-related costs	1,402	1,232	19,622	6,253
Restructuring charges	23	6,026	1,917	31,038
Legal matters	26,000	—	26,000	38,000
Income tax related to transition tax	—	—	73,434	—
Income tax related to tax rate change	—	—	45,636	—
Tax adjustments	(29,275)	(37,185)	(57,714)	(72,593)

Non-GAAP net income	$145,616	$141,645	$480,163	$422,566

	Three Months Ended July 31,		Nine Months Ended July 31,
	2018	2017	2018	2017
GAAP net income per share	$0.52	$0.75	$1.16	$1.66
Adjustments:
Amortization of intangible assets	0.20	0.17	0.59	0.54
Stock compensation	0.24	0.18	0.67	0.51
Acquisition-related costs	0.01	0.01	0.13	0.04
Restructuring charges	—	0.04	0.01	0.20
Legal matters	0.17	—	0.17	0.25
Income tax related to transition tax	—	—	0.48	—
Income tax related to tax rate change	—	—	0.30	—
Tax adjustments	(0.19)	(0.23)	(0.37)	(0.47)

Non-GAAP net income per share	$0.95	$0.92	$3.14	$2.73

Shares used in computing per share amounts:	152,614	154,683	153,118	154,787

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2018 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending October 31, 2018 (1)
	Low	High
Target GAAP expenses	$722,000	$738,000
Adjustments:
Estimated impact of amortization of intangible assets	(28,000)	(31,000)
Estimated impact of stock compensation	(39,000)	(42,000)

Target non-GAAP expenses	$655,000	$665,000

	Range for Three Months Ending October 31, 2018 (1)
	Low	High
Target GAAP earnings per share	$0.39	$0.47
Adjustments:
Estimated impact of amortization of intangible assets	0.20	0.18
Estimated impact of stock compensation	0.27	0.25
Estimated impact of tax adjustments	(0.10)	(0.10)

Target non-GAAP earnings per share	$0.76	$0.80

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2018 Targets

	Range for Fiscal Year Ending October 31, 2018 (1)
	Low	High
Target GAAP earnings per share	$1.55	$1.63
Adjustments:
Estimated impact of amortization of intangible assets	0.79	0.77
Estimated impact of stock compensation	0.94	0.92
Acquisition-related costs	0.13	0.13
Restructuring charges	0.01	0.01
Legal matters	0.17	0.17
Income tax related to transition tax	0.48	0.48
Income tax related to tax rate change	0.30	0.30
Estimated impact of tax adjustments	(0.48)	(0.48)

Target non-GAAP earnings per share	$3.89	$3.93

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys’ fourth quarter and fiscal year end on November 3, 2018. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal 2018 included an extra week.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701

(+1-320-365-3844 for international callers), access code 452792, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on August 29, 2018. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2018 in December 2018. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the fourth quarter and fiscal year 2018 earnings call in December 2018, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal year 2018 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter of fiscal year 2018 in its quarterly report on Form 10-Q to be filed by September 13, 2018.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, information in the sections titled “Financial Targets” and “GAAP to Non-GAAP Reconciliation” as well as statements related to our revenue and non-GAAP earnings growth and increased operating leverage. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: uncertainty in the growth of the semiconductor and electronics industry; consolidation among our customers and our dependence on a relatively small number of large customers; uncertainty in the global economy; our ability to realize the potential financial or strategic benefits of acquisitions we complete; fluctuation of our operating results; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; our ability to carry out our new product and technology initiatives; cybersecurity threats or other security breaches; risks and compliance obligations relating to the global nature of our operations; our ability to protect our proprietary technology; investments of more resources in research and development than anticipated; increased risks resulting from an increase in sales of our hardware products; changes in accounting principles or standards; changes in our effective tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; product errors or defects; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; evolving corporate governance and public disclosure regulations; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and its latest Quarterly Report on Form 10-Q. The information provided herein is as of August 22, 2018. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2018	2017	2018	2017
Revenue:
Time-based products	$570,053	$503,530	$1,697,756	$1,493,991
Upfront products	99,579	100,251	291,143	263,310
Maintenance and service	110,082	91,600	337,077	270,935

Total revenue	779,714	695,381	2,325,976	2,028,236
Cost of revenue:
Products	115,437	107,104	335,030	304,982
Maintenance and service	49,790	43,828	150,674	122,618
Amortization of intangible assets	20,154	18,614	59,612	59,720

Total cost of revenue	185,381	169,546	545,316	487,320

Gross margin	594,333	525,835	1,780,660	1,540,916
Operating expenses:
Research and development	277,402	228,663	793,947	664,326
Sales and marketing	157,953	131,520	455,653	395,242
General and administrative	84,336	46,350	199,517	170,654
Amortization of intangible assets	10,651	7,906	30,926	23,806
Restructuring charges	23	6,026	1,917	31,038

Total operating expenses	530,365	420,465	1,481,960	1,285,066

Operating income	63,968	105,370	298,700	255,850
Other income (expense), net	7,925	7,421	12,595	27,322

Income before income taxes	71,893	112,791	311,295	283,172
Provision (benefit) for income taxes	(7,516)	(3,960)	133,105	26,527

Net income	$79,409	$116,751	$178,190	$256,645

Net income per share:
Basic	$0.53	$0.78	$1.20	$1.71
Diluted	$0.52	$0.75	$1.16	$1.66
Shares used in computing per share amounts:
Basic	148,490	150,214	148,760	150,460

Diluted	152,614	154,683	153,118	154,787

(1)

Synopsys’ third quarter of fiscal year 2018 and 2017 ended on August 4, 2018 and July 29, 2017, respectively. The first quarter of fiscal 2018 included an extra week. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2018	October 31, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$741,236	$1,048,356
Accounts receivable, net	501,331	451,144
Income taxes receivable and prepaid taxes	44,378	48,257
Prepaid and other current assets	178,638	134,836

Total current assets	1,465,583	1,682,593
Property and equipment, net	290,446	266,014
Goodwill	3,138,666	2,706,974
Intangible assets, net	394,485	253,843
Long-term prepaid taxes	86,405	20,157
Long-term deferred income taxes	167,427	243,989
Other long-term assets	252,203	222,844

Total assets	$5,795,215	$5,396,414

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$449,037	$499,846
Accrued income taxes	6,909	39,811
Deferred revenue	1,129,651	1,064,528
Short-term debt	497,808	9,924

Total current liabilities	2,083,405	1,614,109
Long-term accrued income taxes	36,704	33,239
Long-term deferred revenue	113,842	83,252
Long-term debt	123,750	134,063
Other long-term liabilities	273,512	252,027

Total liabilities	2,631,213	2,116,690
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 148,559 and 150,445 shares outstanding, respectively	1,486	1,505
Capital in excess of par value	1,591,293	1,622,429
Retained earnings	2,296,546	2,143,873
Treasury stock, at cost: 8,701 and 6,817 shares, respectively	(636,533)	(426,208)
Accumulated other comprehensive income (loss)	(94,653)	(65,979)

Total Synopsys stockholders’ equity	3,158,139	3,275,620
Non-controlling interest	5,863	4,104

Total stockholders’ equity	3,164,002	3,279,724

Total liabilities and stockholders’ equity	$5,795,215	$5,396,414

(1)	Synopsys’ third quarter of fiscal 2018 ended on August 4, 2018, and its fiscal year 2017 ended on October 28, 2017. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$178,190	$256,645
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	150,245	144,112
Stock compensation	102,540	79,697
Allowance for doubtful accounts	3,368	1,289
(Gain) loss on sale of investments	4	(1)
(Gain) loss on sale of property and equipment	(97)	—
Write-down of long-term investments	—	1,300
Deferred income taxes	5,509	(10,960)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(41,695)	42,413
Prepaid and other current assets	(58,409)	(13,636)
Other long-term assets	(31,659)	(33,416)
Accounts payable and accrued liabilities	(56,491)	36,129
Income taxes	(35,014)	(19,169)
Deferred revenue	76,780	(34,692)

Net cash provided by operating activities	293,271	449,711
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	12,449	130,529
Purchases of short-term investments	—	(137,486)
Proceeds from sales of long-term investments	494	839
Purchases of long-term investments	(645)	—
Proceeds from sales of property and equipment	1,662	—
Purchases of property and equipment	(70,469)	(50,227)
Cash paid for acquisitions and intangible assets, net of cash acquired	(646,687)	(187,624)
Capitalization of software development costs	(2,714)	(3,130)
Other	—	2,100

Net cash used in investing activities	(705,910)	(244,999)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	615,000	270,000
Repayment of debt	(137,500)	(38,750)
Issuances of common stock	72,722	78,718
Payments for taxes related to net share settlement of equity awards	(42,636)	(35,376)
Purchase of equity forward contract	(33,000)	—
Purchases of treasury stock	(367,000)	(300,000)
Other	1,759	(482)

Net cash provided by (used in) financing activities	109,345	(25,890)
Effect of exchange rate changes on cash and cash equivalents	(3,826)	(456)

Net change in cash and cash equivalents	(307,120)	178,366
Cash and cash equivalents, beginning of the year	1,048,356	976,620

Cash and cash equivalents, end of the period	$741,236	$1,154,986

(1)	Synopsys’ third quarter of fiscal year 2018 and 2017 ended on August 4, 2018 and July 29, 2017, respectively. For presentation purposes, we refer to the closest calendar month end.